Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Post Effective Amendment No. 1 to the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Idaho North Resources Corp.

DATED this 20th day of December, 2013.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak